EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-199007) and Forms S-8 (Nos. 333-173583, 333-173582, 333-160381, 333-157850, 333-134675, 333-112319, 333-22803, 333-00729 and 33-59797) of Campbell Soup Company of our report dated September 29, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 29, 2015